AMENDMENT TO LEASE AND CONSENT AGREEMENT

         THIS AMENDMENT TO LEASE AND CONSENT AGREEMENT ("Consent Agreement") is entered into this 30th of December, 1997 by and between KMART CORPORATION, a Michigan corporation, whose address is 3100 West Big Beaver Road, Troy, Michigan 48084 ("Kmart") and DAVID E. BAKER and JOANN S. BAKER, his wife, and LEE J. BAKER and PATRICIA M. BAKER, his wife, whose address is 1400 Pickens Street, 5th Floor, Columbia, South Carolina 29201 ("Landlord"), and COMMUNITY BANKSHARES, INC., a South Carolina Bank Holding Company, whose address is P.O. Box 6045, Florence, South Carolina 29502-6045 ("Tenant").


                                   WITNESSETH:

         WHEREAS, by Lease dated July 1,1968 and amended January 27,1992 (the "Kmart Lease"), Kmart leased from Landlord the buildings and site improvements located on a certain parcel of land located in the City of Florence, County of Florence, State of South Carolina, more particularly described on Exhibit A and attached hereto and made a part of hereof (the "Kmart Demised Premises"); and

         WHEREAS, Landlord desires to lease to Tenant a certain parcel of land containing approximately 75,462 square feet located within the Kmart Demised Premises, said parcel described on Exhibit A-1 and shown on Exhibit B, both exhibits being attached hereto and made a part hereof ("Tenant's Demised Premises"); and

         WHEREAS, Tenant plans to construct a 7,500 sq. foot building and associated improvements, including 43 parking spaces, on Tenant's Demised Premises (collectively, the "Improvements").

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Kmart's Acknowledement of Ground Lease. Kmart hereby consents to the lease between Landlord and Tenant attached hereto and made a part hereof, a copy of which lease is attached hereto as Exhibit C (the "Tenant Lease"). Landlord and Tenant agree to perform their respective obligations under the Tenant Lease. Kmart shall not be responsible for or obligated to perform any of the obligations of Landlord or Tenant under the Tenant Lease, or be liable for any default thereunder by Landlord or Tenant. Landlord hereby discharges and releases Kmart from all obligations under the Kmart Lease with respect to Tenant's Demised Premises, and the "common areas" as defined in Paragraph 9 of the Kmart Lease are herebv amended to exclude the Tenant's Demised Premises therefrom; provided, however, should the Tenant Lease terminate or be rejected in bankruptcy for any reason and the Kmart Lease continue, the Landlord shall be obligated to obtain Kmart's consent for any subsequent use of the Tenant's Demised Premises on terms consistent with the provisions and conditions of this Agreement.

         2. Payment to Broker/Kmart. For so long as both the Tenant Lease and the Kmart Lease shall be in effect the Landlord shall receive and disburse the monthly rental payments as a fiduciary on behalf of Landlord and Kmart, in accordance with the terms hereof. Landlord shall pay directly to CB Commercial Real Estate Group, Inc. ("CB Commercial") at such place as CB Commercial shall designate in writing from time to time, an amount equal to one hundred percent (100%) of the monthly rent payable under the Tenant Lease on each date for payment of rent under the Tenant Lease until such time as CB Commercial has received Twenty-Two Thousand Three Hundred Twenty and No/100 Dollars ($22,320) in rent from Tenant (representing all commissions payable by Landlord and Kmart with respect to the Tenant Lease). After CB Commercial is fully paid, Landlord shall pay directly to Kmart, as consideration and compensation for this consent, at such place as Kmart shall designate in writing from time to time, an amount equal to fifty percent (50%) of the monthly rent payable under the Tenant Lease on each date for payment of rent under the Tenant Lease. Such compensation shall be paid to Kmart when due, without notice or demand. If any amount, as hereinabove provided, shall not be paid by Landlord, Landlord shall pay to Kmart, upon demand, interest at the rate of twelve percent (12%) per annum or the highest rate permitted by law, whichever is lower on such amount from the due date thereof until paid. Landlord shall not be entitled to any abatement, reduction, set-off, counterclaim, defense or deduction with respect to any payment due to Kmart hereunder.

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         3. Remedies.  In the event of Landlord's default in payment of the sums due Kmart hereunder, Kmart shall have (i) the right to deduct any past due sums owing to Kmart by Landlord from the rent payable by Kmart to Landlord under the Kmart Lease, and (ii) all other remedies available to Kmart in law or in equity as a result of Landlord's default hereunder.

         4. Access. Tenant shall establish and maintain on Tenant's Demised Premises (independent of parking available on any other portion of the property depicted on Exhibit B) parking of at least the minimum requirement as established by applicable governmental authority for a building of the size and use to be constructed by Tenant on Tenant's Demised Premises, and as approved in writing by Kmart. Both Tenant and Kmart covenant and agree that each party shall prohibit their respective employees from parking on the other party's property.

         5. Construction of Improvements. No buildings or improvements shall be constructed on Tenant's Demised Premises except in accordance with: (i) the site plan, elevation and exterior detail plans therefor approved by Kmart in writing prior to the commencement of construction and (ii) the terms and conditions of all matters of record as set forth in the Title Report, as defined in Paragraph
11. No construction activity on Tenant's Demised Premises shall interfere with the operation or use of Kmart's Demised Premises. No signs or exterior lighting may be erected or placed on Tenant's Demised Premises except as have been previously approved by Kmart in writing, which approval shall not be unreasonably withheld, and as are in conformance with all the requirements of all laws, ordinances, codes, orders, rules and regulations of all governmental authorities having jurisdiction over Tenant's Demised Premises ("Government Regulations"). Tenant shall submit to Kmart, for Kmart's approval complete plans and specifications for the Improvements, including, without limitation, dimensions for the Tenant's proposed building, the placement, size and configuration of signs and satisfactory evidence that Tenant's Demised Premises can accommodate a 7,500 square foot building with adequate parking and information concerning Tenant's procedure for mobilization, phasing and storage of materials and equipment, sufficient for Landlord to ascertain any interference with customary operations of the site which may occur as a result of Tenant's construction activities ("Tenant's Plans and Specifications"). If Kmart disapproves Tenant's Plans and Specifications, Kmart shall provide Tenant with a detailed statement as to the changes required for approval. Tenant shall have fifteen days after Tenant's receipt of Kmart's disapproval to either: (i) submit revised plans and specifications to Kmart that comply with Kmart's detailed statement of required changes, or (ii) terminate this Consent Agreement and the Tenant Lease by written notice thereof to Kmart. If Tenant's Plans and Specifications are accompanied by written notice stating the deadline for response and the consequence for failure to timely respond, Kmart's failure to give notice to Tenant of its approval or disapproval within forty-five (45) days of its receipt of Tenant's Plans and Specifications, when required to do so, shall be deemed Kmart's approval. Notwithstanding anything herein to the contrary, no building or other structure to be constructed by Tenant or to be caused to be constructed by Tenant on any portion of Tenant's Demised Premises shall exceed one (1) story or twenty four (24) feet in height, whichever is smaller, and shall contain no more than 7,500 square feet. Notwithstanding the foregoing, Tenant shall have the right to construct one (1) clear tower extending to a height of thirty-seven (37) feet on Tenant's Demised Premises and the pitch of the roof may extend to a height of twenty-nine (29) feet.

         6. Structural Changes or Alterations. Tenant shall not make any structural changes or alterations to the exterior of the building or to the Improvements, without Kmart's prior written approval of the engineering, architectural and exterior detail plans therefor, which approval shall not be unreasonably withheld, conditioned or delayed.

         7. Construction Activity. Tenant covenants and agrees that the Improvements shall be constructed without cost or expense to Landlord, Kmart or Landlord's mortgagee and, in accordance with all Government Regulations. Such construction shall be performed in a manner that will not interfere with the business and use of Kmart's Demised Premises by Kmart and any other owners or occupants thereof. Throughout the duration of this Consent Agreement, Tenant agrees that the Improvements, including, but notlimited to all plumbing, electrical, heating, air conditioning and ventilation equipment and systems, and all other equipment, will be installed, operated and maintained in accordance with all laws, regulations and requirements of any and all Government Regulations, at Tenant's sole cost and expense.

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         8. Real Estate Taxes.  (a) Tenant shall pay or cause to be paid, as and when same shall become due, all real property taxes, assessments, use and occupancy taxes, development fees, impact fees, fees in lieu of taxes, water and sewer charges, rates and rents, charges for public utilities, excises, license and permit fees and other charges, real and personal, general and special, ordinary and extraordinary, foreseen and unforeseeable, of any kind and nature whatsoever, which shall or may during the term of the Tenant Lease be assessed, levied, charged, confirmed, or imposed upon or become payable out of or become a lien on Tenant's Demised Premises, the Improvements or Tenant's property or any part thereof (the "Impositions").

         (b) Landlord shall notify Tenant, in writing, as to the amount of Impositions Tenant shall be required to pay in accordance with the foregoing provisions of this Paragraph 8, and Tenant will pay such Impositions directly to Landlord providing notice within twenty (20) days of Tenant's receipt of the notification. Such written notification from Landlord shall be accompanied by a copy of the tax bill and such information as may be required to show how Tenant's portion of such Imposition was calculated.

         9. Insurance. (a) Tenant shall, at its sole cost and expense, obtain and maintain, commencing with the Effective Date (as defined in the Tenant Lease) and continuing throughout the term of the Tenant Lease, insurance policies providing the following coverages:

         (i) All-risk or fire and extended coverage insurance against fire, vandalism, malicious mischief, sprinkler leakage and such additional perils as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use in the State within which Tenant's Demised Premises are located (the "State"), insuring Tenant's Demised Premises, and all fixtures and equipment pertaining thereto, in an amount equal to not less than the full replacement value thereof (exclusive of the cost of excavations, foundations and footings) and, in any event, in at least such an amount as will prevent the Tenant from becoming a co-insurer under the terms of such insurance policy;

         (ii) A comprehensive policy of general liability insurance, protecting against any liability occasioned on or about any part of Tenant's Demised Premises or appurtenances thereto, or arising from any of the acts set forth in Paragraph 10 hereof against which the Tenant is required to indemnify Kmart and Landlord, with such policy to be in the minimum amount of Three Million Dollars ($3,000,000.00) single limit coverage;

         (iii) Workmen's compensation insurance having such limits, and under such terms and conditions, as are required by applicable law;

         (iv)  During  the  period  of  any   construction,   reconstruction  or
alteration of any Improvements upon the Demised Premises, builder's risk insurance in an amount equal to the completed value of such Improvements; and

         (v) Contractual liability insurance insuring the Tenant's obligations set forth in the Tenant Lease with a minimum limit of not less than Three Million Dollars ($3,000,000.00) or such higher limit as the Landlord may reasonably require from time to time.

         (b) All insurance policies required to be procured and maintained hereunder by Tenant shall: (i) be issued by financially responsible insurance companies authorized to do business in the State; (ii) be written as primary policy coverage and not contributing with or in excess of any coverage which the Landlord or Kmart may carry; (iii) insure and name the Landlord, Kmart and any mortgagee of the shopping center as additional insureds as their respective interests may appear; and (iv) contain an express waiver of any right of subrogation by the insurance company against the Landlord, Kmart and their agents and employees. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to any insurance coverage, shall be deemed to limit or restrict in any way the liability of Tenant (and/or its contractors or subcontractors) arising under or out of the Tenant Lease. Any insurance required to be carried hereunder may be carried under a blanket policy covering Tenant's Demised Premises and other locations of the Tenant, provided that the policy does not include a so-called "pro rata

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distribution"  clause,  and provided that the amount of insurance required to be provided hereunder shall not be diminished thereby. Each and every insurance policy required to be carried hereunder by or on behalf of the Tenant shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that, unless the Landlord and Kmart shall first have been given ten (10) days' prior written notice thereof: (i) such insurance policy shall not be canceled and shall continue in full force and effect, (ii) the insurance carrier shall not, for any reason whatsoever, fail to renew such insurance policy, and (iii) no material changes may be made in such insurance policy (which shall also require the Landlord's and Kmart's approval).

         10. Indemnification. Tenant and Landlord, jointly and severally, agree to defend, indemnify and hold harmless Kmart, its successors and assigns, from and against (i) any and all claims, actions, damages, liability, cost and expense, including reasonable attorney's fees, in connection with loss of life, personal injury and/or damage arising from or out of any occurrence in, upon or at Tenant's Demised Premises, or in connection with the construction of any improvements, use, occupation, possession or management of Tenant's Demised Premises, (ii) any and all Impositions owing on Tenant's Demised Premises, and
(iii) all expenses, liens or claims incurred or asserted by reason of or with respect to any construction activity and any environmental investigations on or for the benefit of Tenant's Demised Premises.

         11. Evidence of Title. Prior to the execution of this Consent Agreement, Tenant, at its sole cost and expense, shall furnish to Kmart a preliminary title report or other evidence of title satisfactory to Tenant and Kmart (the "Title Report"). Such report or evidence of title shall show the legal description of Tenant's Demised Premises and any easements, encumbrances or other matters affecting Tenant's Demised Premises. Within thirty (30) days following the full execution of this Consent Agreement, Tenant, at its sole cost and expense, shall also furnish to Kmart a survey of Tenant's Demised Premises by a duly licensed surveyor which shall show the location, area boundaries, and dimensions and total area of the Tenant's Demised Premises, its relative location with respect to streets or highways, the location of utilities, building setbacks, easements or reservations (including, the recording information of each item), and that there are not encroachments of any improvements adjoining Tenant's Demised Premises.

         12. Amendment. Assignment or Subletting. No amendment, modification, assignment or sublease under the Tenant Lease, or leasing or re-leasing of the Tenant's Demised Premises, shall be effective against Kmart in the event it adversely affects, infringes upon or reduces the rights of Kmart. If the Tenant Lease terminates, any new lease shall be subject to the terms and conditions of this Agreement, including but not limited to payment to Kmart of fifty percent (50%) of the renal revenue. Tenant agrees not to assign or in any manner transfer the Tenant Lease or any estate or interest therein, or sublet any portion of Tenant's Demised Premises without the prior written consent of Kmart, which shall not be unreasonably withheld. Kmart's consent shall be contingent upon receipt of proof acceptable to Kmart that the proposed subtenant or assignee (a) has a net worth which is at least equal to that of Tenant at the time of (i) execution or (ii) assignment or subleasing, whichever is greater, and (b) has at least five years business experience operating in the same use as proposed for its use of the Tenant's Demised Premises. The making of any assignment, transfer, subletting, leasing or re-leasing, in whole or in part, with Kmart's consent shall not operate to relieve Tenant of its obligations hereunder, and shall not constitute a waiver of Kmart's rights to approve any further leasing or re-leasing of the Tenant's Demised Premises by Landlord. Notwithstanding the foregoing, Tenant shall have the right to assign the lease to an affiliate or a subsidiary corporation of Tenant provided such assignment does not operate to relieve the Tenant of its obligations hereunder.

         13. Eminent Domain. (a) If the Tenant Lease is terminated as a result of all or substantially all of Tenant's Demised Premises being taken by any public authority under the power of eminent domain, then the term of this Consent Agreement shall cease as of the day such possession shall be taken by such public authority and all amounts due hereunder shall be paid up to the day of such possession. All amounts paid hereunder in advance and pertaining to a period beyond the date of such possession shall be proportionately refunded by Kmart.

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         In the event of a taking of the whole or substantially  all of Tenant's
Demised Premises, Kmart shall be entitled to receive the award for the taking of its interest in Tenant's Demised Premises including, without limitation, Kmart's lost interest in rental income but such award for Kmart's interest shall not preclude Tenant from any reward for the value of its leasehold interest.

         (b) In the event of a taking that does not result in a termination of the Tenant Lease, Tenant, at its sole cost and expense, shall proceed with reasonable diligence to repair, alter and restore the improvements constructed on Tenant's Demised Premises to their former condition to the extent that the same may be feasible, subject to such changes or alterations as Tenant may elect to make in conformity with Paragraph 6 hereof. Upon completion of the repair or restoration of Tenant's Demised Premises and the improvements constructed on Tenant's Demised Premises, Tenant shall deliver to Landlord and Kmart a copy of the certificate of occupancy for Tenant's Demised Premises and the improvements constructed on Tenant's Demised Premises. If a certificate of occupancy is not provided by the local governmental entity, Tenant will deliver to Landlord and Kmart such other evidence from the local governmental entity in a form reasonably satisfactory to Landlord and Kmart which shall permit Tenant to occupy Tenant's Demised Premises.

         14. Use, Operation and Maintenance of Premises. (a) Tenant shall use and occupy Tenant's Demised Premises during the continuance of the Tenant Lease solely for the purpose of the operation of a Community Bank branch facility and for no other purpose or purposes without the prior written consent of Kmart, which consent may be withheld for any or no reason, in Kmart's sole and unfettered discretion. Tenant agrees to operate Tenant's business from the entire building located on Tenant's Demised Premises during the entire term of the Tenant Lease unless prevented from doing so because of fire, accidents, strikes or acts of God, and to conduct its business in a high class and reputable manner. Tenant shall promptly comply with all laws and ordinances and lawful orders and regulations affecting Tenant's Demised Premises and the cleanliness, safety, occupancy and use of same. Tenant shall keep Tenant's Demised Premises orderly, neat, safe and clean and free from rubbish and dirt at all times, shall store all merchandise, supplies and equipment within the building or other structures located on Tenant's Demised Premises from time to time, and shall store all trash and garbage outside said building or other structures in a dumpster within an enclosure adjacent to said building or structures. Tenant shall not burn any trash or garbage at any time on Tenant's Demised Premises.

         (b) Tenant's rights and interests in Tenant's Demised Premises will be subject to (i) all taxes, assessments, easements, agreements and other matters affecting Tenant's Demised Premises whether of record or not, and (ii).alI applicable zoning rules, restrictions, regulations, resolutions, and ordinances and building restrictions and governmental regulations now or hereinafter in effect.

         (c) In the event of destruction or damage from fire or any casualty to the Improvements, Tenant shall promptly, but in no event later than one hundred and eighty (180) days from the date of such destruction or damage, either: (a) rebuild and repair the same to at least substantially the same size and condition as such was in immediately preceding such fire or casualty; or (b) at its own expense, raze and remove the Improvements, pave, stripe, light and maintain Tenant's Demised Premises for use as part of the common areas of the Shopping Center, in which event the owners, occupants, customers and employees of the Shopping Center shall have and are hereby granted by Tenant a non-exclusive easement for ingress, egress and parking over and upon Tenant's Demised Premises.

         (d) Tenant's Demised Premises shall not be used for (i) entertainment or recreational purposes, which for purposes hereof include without limitation a bowling alley, skating rink, health studio or gym, billiard room, game arcade or amusement center, theater, bar or tavern, (except where incidental to the operation of a restaurant or delicatessen), dance hall or disco (except where incidental to the operation of a restaurant or delicatessen), or massage parlor,
(ii) a "training or educational facility", which for purposes hereof shall include without limitation a beauty school, barber college, reading room, place of instruction or any other operation catering primarily to students or trainees

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rather than to customers,  (iii) a pharmacy,  (iv) a discount shoe store,  (v) a business specializing in the sale of automobile accessories or automobile service and repair, (vi) a restaurant whose primary menu item is pizza, (vii) any sale of meat, dairy products, baked goods or other food for off-premises consumption, (viii) any non-retail operation; or (ix) any use inconsistent with the operation of a family-type retail shopping center.

         15. Environmental Matters. Tenant represents and warrants that it will not use, store, generate or permit, in, on, about or under Tenant's Demised Premises in any form any material defined as a hazardous, radioactive or toxic substance or a pollutant or contaminant by any law, ordinance, rule or regulation of any governmental authority ("Hazardous Substance") in violation of any law, ordinance, rule or regulation of any governmental authority regarding the use, control, regulation or prohibition of any Hazardous Substance ("Environmental Law"). Tenant shall immediately provide Kmart with copies of any order, notice, permit, application or any other communication from or to any entity or person, including governmental agencies, regarding the environmental condition of Tenant's Demised Premises.

         Tenant shall defend, indemnify and hold Kmart harmless from and against all claims, loss, damage, liabilities, judgments, penalties, fines, costs or expenses, whatsoever, including attorneys' fees and costs, from Hazardous Materials existing, or caused by Tenant, its employees, agents, representatives, contractors, or invitees to be on, in, at, under, or about Tenant's Demised Premises. The terms of this Paragraph 15 will survive the expiration or earlier termination of this Consent Agreement.

         Tenant may perform a standard ASTM Phase I Environmental Site Assessment on the Demised Premises. However, Tenant may not perform any Phase II environmental investigation without Kmart's and Landlord's prior written consent.

         16. Conflict. In the event of any inconsistency or conflict between the terms and provisions of this Consent Agreement and the Tenant Lease, the terms and provisions of this Consent Agreement shall govern and be binding.

         17. Notices. Any notices, consents, approvals or demands given under this Consent Agreement or pursuant to any law or governmental regulation, by or to Kmart, Landlord or Tenant shall be in writing. Unless otherwise required by law or governmental regulation, any such notice, consent, approval or demand shall be deemed given if sent by a recognized overnight courier service, United States certified mail, return receipt requested, postage prepaid or by facsimile provided that a copy of such notice, consent, approval or demand is sent by certified mail as hereinabove provided:

         (i) to  Kmart  to the  attention  of the Vice  President,  Real  Estate
Department, at the address of Kmart as hereinabove set forth or such other address as Kmart may designate by notice to the other parties hereto

         (ii) to Landlord at the address of Landlord as hereinabove set forth or such other address as Landlord may designate by notice to the other parties hereto; or

         (iii) to Tenant at the address of Tenant hereinabove set forth or such other address as Tenant may designate by notice to the other parties hereto.

         Any notice, consent, approval or demand sent as hereinabove provided shall be deemed to have been received on the day following the date of sending if sent by overnight courier service, on the third day following the mailing thereof if sent by United States certified mail, and on the date of sending if sent by facsimile and the receipt thereof is confirmed.

         18. Complete Agreement. This Consent Agreement and the Exhibits attached hereto and made a part hereof, set forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Consent Agreement may not be modified orally or in any manner other than an agreement in writing signed by the parties hereto or their respective successors and assigns.

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

         19. Successors and Assigns. This Consent Agreement shall bind and inure to the benefit of the parties hereto and to their respective successors and assigns and the agreements and the covenants herein contained are intended to run with and bind all lands affected thereby.

         20. Governing Law. This Consent Agreement shall be construed and enforced in accordance with the laws of the State where Tenant's Demised Premises is located.

         21. No Relationship. The foregoing provisions of this Consent Agreement are not intended to create, nor shall they be in any way interpreted to create a joint venture, partnership or any other similar relationship among the parties hereto.

         22. Recording. No party shall record this Agreement. Kmart, Landlord and Tenant shall, however, simultaneously herewith, enter into a short form memorandum of this Agreement, in suitable form for recording under the laws of the State where Tenant's Demised Premises are located, the same to be recorded at the expense of Tenant.

         23. Counterparts. This Consent Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.



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           IN WITNESS  WHEREOF,  the  parties  hereto  have duly  executed  this
Agreement as of the day and year first above written.


                              [SIGNATURES OMITTED]



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